UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

SIMCLAR, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13924	59-1709103
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2230 West 77th Street, Hialeah, Florida	33016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (305) 556-9210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the time of acquiring AG Technologies, Inc. in July, 2003, the Company entered into a 3-year $2,750,000 Supply and Open Credit Agreement with Winsson Enterprises Co., Ltd. and its affiliate Computronics International Corp. (hereinafter collectively referred to as “Winsson”), unaffiliated suppliers to the Company. That agreement expired on July 15, 2006, and subsequently on August 21, 2006, the Company entered into a repayment agreement with Winsson with respect to the Company’s cumulative open credit balance of $2,495,085.80. The agreement provides for the repayment of the credit balance in equal quarterly installments of $225,000 (except for the final installment) beginning August 2006, plus interest at 3.0% per annum on the outstanding principal amount. The agreement will result in the reclassification of the portion of the credit balance maturing beyond one year from a current liability to a long-term liability.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above concerning the Company’s agreement with Winnson is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Lising Rule or Standard; Transfer of Listing.

On August 23, 2006, the Company received a Nasdaq Staff Determination indicating that the Company fails to comply with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) as a result of the failure to timely file its Quarterly Report on Form 10-Q for the three months ended June 30, 2006, and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The reasons for the failure to timely file the second quarter Form 10-Q were discussed in the Company’s Current Report on Form 8-K filed on August 24, 2006 with respect to accounting errors at its Brownsville, Texas and Matamoros, Mexico facilities. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. It is the Company’s intention to file its Form 10-Q for the quarter ended June 30, 2006 promptly following completion of its review of the accounting errors referenced above, and it expects that this will occur before any action is taken by the Nasdaq Listing Qualifications Panel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is being furnished as an Exhibit to this report:

Exhibit
Number     Exhibit Description

99.1  Press Release, dated August 25, 2006, entitled “Simclar, Inc. Receives Notice of Potential Delisting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simclar, Inc.

Date: August 25, 2006	By:	/s/ Barry J. Pardon
Barry J. Pardon, President